POWER OF ATTORNEY


     I hereby appoint Michael D. Bornak, John N. Pesarsick,  Alan Schick or Marc
P. Levy to act as my true and lawful attorney-in-fact with authority to execute on my behalf any Form 3, 4 or 5 or any amendment thereto required to be filed by the undersigned under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incident and necessary to that end, until such time as I notify Mr. Bornak, Mr. Pesarsick, Mr. Schick or Mr. Levy in writing that his authority to act on my behalf in this manner has been withdrawn.

     I have  signed  this  power of  attorney  on May 13, 2005.
                                                  -------------


                                           by   /s/ Lucian J. Sieja
                                                --------------------------------
                                                Lucian J. Sieja


                               In presence of   /s/ Linda L. Coughlin
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                                           at   Oak Brook                 IL
                                                --------------------------------
                                                  City                   State